Rule 424(b)(3)
333-120112

This is to advise that the Rule 424(b)(3) for Registration Statement No. 333-120112 submitted on September 29, 2005 (SEC Accession Number 0001104659-05-046289) was filed in error.  Such filing was intended to refer to Registration Statement 333-13404 on Form F-6.  The most recent filing for Registration Statement No. 333-120112 is that filed on March 17, 2005 pursuant to Rule 424(b)(2) (SEC Accession Number 0001193125-05-053388).  The September 29, 2005 filing is not to be relied upon for any purposes.    The proper Rule 424(b)(3) filing was made for Registration Statement 333-13404 on October 3, 2005 (SEC Accession Number  0001104659-05-046857).